UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On July 22, 2021, Ocular Therapeutix, Inc. (the “Company”) issued a press release (the “Release”) to provide a business update. The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Although the Company is currently in the process of finalizing its operational and financial results for the quarter ended June 30, 2021 (the “Second Quarter”), the Company disclosed in the Release that it expects to report approximately $11.7 million of total net product revenue for the Second Quarter, compared with a total net product revenue of approximately $7.3 million for the quarter ended March 31, 2021, and approximately $1.6 million for the quarter ended June 30, 2020. The Company expects Second Quarter total net product revenue to be comprised of $11.1 million of net product revenue for DEXTENZA® (dexamethasone ophthalmic insert) 0.4mg and $0.6 million of net product revenue for ReSure® Sealant.

The Company primarily derives product revenues from the sale of DEXTENZA in the United States to a network of authorized specialty distributors, who then resell DEXTENZA to medical centers such as ambulatory surgery centers or hospital outpatient departments. The Company refers to such resales as in-market unit sales.

The Company also reported in the Release that in-market unit sales were estimated to be 24,990 billable inserts in the Second Quarter, comprised of an estimated 9,779 billable inserts sold in June, 7,186 billable inserts sold in May, and 8,025 billable inserts sold in April.

The estimated net product revenue figures for the Second Quarter and the projected in-market unit sales discussed above are based on preliminary and unaudited information and management’s estimates as of the date of this Current Report on Form 8-K and are subject to completion of the Company’s customary closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the figures.

The information in this Current Report on Form 8-K is furnished to comply with Item 2.02 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release of Ocular Therapeutix, Inc., dated July 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: July 22, 2021	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer